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                        LEXINGTON B & L FINANCIAL CORP.
                       ANNOUNCES DATE OF ANNUAL MEETING

      Lexington, Missouri -- November 11, 1999. Lexington B & L Financial Corp. (Nasdaq SmallCap: LXMO) announced today that the Corporation's annual meeting of stockholders will be held on Wednesday, January 26, 2000. Stockholders of record as of the close of business on December 7, 1999 will be entitled to notice of and to vote at the annual meeting.

      Lexington B & L Financial Corp. is the holding company for B & L Bank and Lafayette County Bank headquartered in Lexington, Missouri.


Contact:    E. Steva Vialle
            Executive Vice President and
              Chief Operating Officer
            (660) 259-2247